UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         Date of Report (Date of Earliest Event Reported):   June 18, 2009


                                    Syms Corp
                   ------------------------------------------
             (Exact name of registrant as specified in its charter)


      New Jersey                 001-8546                   22-2465228
-----------------------   ----------------------    ----------------------------
    (State or other             (Commission              (I.R.S. Employer
     jurisdiction of             File Number)            Identification No.)
     incorporation)


     One Syms Way, Secaucus, New Jersey                       07094
-----------------------------------------------      ---------------------------
   (Address of principal executive offices)                 (Zip Code)


               Registrant's telephone number, including area code
                                 (201) 902-9600


                                 Not Applicable
           -----------------------------------------------------------
           Former name or former address, if changed since last report


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the
following   provisions  (see  General  Instruction  A.2.  below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act
      (17 CFR 230.425)

[  ]  Soliciting  material pursuant to Rule 14a-12 under the Exchange Act (17
      CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 2.01  Completion of Acquisition or Disposition of Assets

On June 18, 2009, SYL, LLC (the "Company"), a wholly owned subsidiary of Syms Corp, entered into, and consummated the transactions contemplated by, an Asset Purchase Agreement ("Purchase Agreement"), dated as of June 18, 2009, by and among the Company, Filene's Basement, Inc. ("Filene's") and FB Leasing Services LLC ("FB Leasing" and together with Filene's, the "Seller").

Pursuant to the Purchase Agreement, the Company acquired real property leases relating to twenty-three Filene's store locations and a distribution center, fixed assets and equipment at such locations, inventory at all Filene's locations (regardless of whether the Company has assumed the real property lease for the subject location), certain of the Seller's contracts, certain intellectual property and certain other related assets. The Company also assumed certain obligations under such contracts of the Seller and the real property leases relating to the acquired locations. Prior to the parties' entry into the Purchase Agreement, the United States Bankruptcy Court for the District of Delaware signed an order dated June 17, 2009, approving the sale of the Seller's assets to the Company pursuant to the Purchase Agreement and in accordance with Sections 105, 363 and 365 of the United States Bankruptcy Code.

The purchase price (the "Purchase Price") paid at closing for the assets acquired by the Company, Vornado Realty Trust and its fifty percent owned joint venture (unrelated to the Company) was $64,392,120, of which the Company paid $39,342,120 and, as more fully described below, Vornado and its joint venture paid $25,050,000.

The Purchase Agreement provides that the Purchase Price consists of (i) $47,592,120, plus (ii) the amount of the security deposits relating to acquired leases plus (iii) seventy percent of the Seller's cost of acquiring the inventory sold to the Company in the transaction. The Seller and Company calculated the Purchase Price due at closing based on estimates of such security deposits and inventory cost. The Seller and Purchaser agreed to reach a final determination of the foregoing estimated amounts by not later than July 31, 2009 and to adjust the amounts paid or payable by the Company in order to give effect to such final determination.

The Company is also obligated to pay certain cure costs in respect of two of the assumed real estate leases and each of the other assumed contracts.

The Company funded its portion of the Purchase Price, as well as other amounts it paid at closing, as described below, with borrowings under the Company's secured credit facility with Israel Discount Bank.

The $25,050,000 payment noted above was comprised of:

(a) A joint venture (unrelated to the Company) fifty percent owned by Vornado paying approximately $16,800,000 of the Purchase Price to acquire from the Seller a termination of the venture's existing lease in Boston, Massachusetts with Seller; and

(b) Vornado funding $8,250,000 in connection with the Company's agreeing to amend Vornado's lease assumed by the Company at 4 Union Square South in New


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York,  New York,  to  provide,  among  other  things,  for a minimum  $1,500,000 increase in annual rent. The lease between Vornado and Filene's at Vornado's Bergen Town Center in Paramus, New Jersey was also assumed by the Company.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.



Item 8.01  Other Items

On June 18, 2009, Syms Corp. issued a press release regarding the consummation of the transactions contemplated by the Purchase Agreement, a copy of which is furnished as Exhibit 99.1.



Item 9.01  Financial Statements and Exhibits

(a)  Financial Statements of Business Acquired

     The financial statements required by this Item 9.01(a) are not included in this initial report on Form 8-K. The financial statements will be filed by an amendment to this report within the time period specified in the instructions to
Item 9.01 of Form 8-K.

(b)  Pro Forma Financial Information

     The pro forma financial information required by this Item 9.01(b) is not included in this initial report on Form 8-K. The pro forma financial information will be filed by an amendment to this report within the time period specified in the instructions to Item 9.01 of Form 8-K.


(c)  Exhibits

     Exhibit Number               Description
     --------------               -----------

     10.1 Asset Purchase Agreement, dated as of June 18, 2009, by and among Filene's Basement, Inc., FB Leasing Services LLC and Syms Corp.

     99.1                         Press Release dated June 18, 2009

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            SYMS CORP

                                            By: /s/ Philip A. Piscopo
                                                --------------------------------
                                               Name: Philip A. Piscopo
                                               Title:    Vice President and
                                                         Chief Financial Officer

Dated: June 24, 2009

Exhibit Index
-------------


     Exhibit Number               Description
     --------------               -----------

     10.1 Asset Purchase Agreement, dated as of June 18, 2009, by and among Filene's Basement, Inc., FB Leasing Services LLC and Syms Corp.

     99.1                         Press Release dated June 18, 2009